SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 12, 2005
Triad Automobile Receivables Trust 2005-A
Triad Financial Special Purpose LLC
(Exact name of registrant as specified in its charter)

Delaware	333-90130-05	51-6565088 25-1919443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Tim O’Connor Triad Financial Corporation 7711 Center Avenue Suite 100 Huntington Beach, California	92647

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(714)373-8300

No Change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Information related to distributions to Noteholders for the August, 2005 Collection Period with respect to the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, and the Class A-4 Notes (the “Notes”) issued by the Issuer. The performance of the Receivables held by the Issuer as well as other information related to the Notes is contained in the Servicer’s Certificate and the Statement to Noteholders for the referenced Collection Period. Both reports have been provided to the Noteholders pursuant to the Sale and Servicing Agreement dated as of May 26, 2005 among the Issuer, Triad Financial Special Purpose LLC, as Depositor, Triad Financial Corporation, as Servicer and JPMorgan Chase Bank, as Backup Servicer and Indenture Trustee (the “Agreement”).
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Exhibits:
            99. Servicer’s Certificate and Statement to Noteholders for the August, 2005 Collection Period relating to the Notes issued by the Issuer pursuant to the Agreement.

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD AUTOMOBILE RECEIVABLES TRUST 2005-A

By: TRIAD FINANCIAL CORPORATION, as Administrator

By:	/s/ Mike L. Wilhelms

Name:	Mike L. Wilhelms
Title:	Chief Financial Officer
Dated: September 12, 2005

EXHIBIT INDEX

Exhibit No.	Description
99	Servicer’s Certificate and Statement to Noteholders for the August, 2005 Collection Period relating to the Notes issued by the Issuer.

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